UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 29, 2011

Date of report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Officer Employment Agreements.

On April 29, 2011, Callaway Golf Company (the “Company”) entered into new Officer Employment Agreements with each of the following executive officers of the Company: Jeffrey M. Colton, Senior Vice President, U.S., Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer, David A. Laverty, Senior Vice President, Global Operations, Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer, and Thomas T. Yang, Senior Vice President, International (collectively, the “Officer Agreements”). Their prior employment agreements with the Company expired by their terms on April 30, 2011. Set forth below is a brief description of the material terms of the Officer Agreements:

Term of Each Agreement. Commences May 1, 2011 and expires April 30, 2012.

Base Salary. An annual base salary of $390,000 for Mr. Colton, $530,000 for Mr. Holiday, $380,000 for Mr. Laverty, $550,000 for Mr. McCracken and $420,000 for Mr. Yang.

Annual Cash Bonus. Opportunity to participate in the Company’s applicable annual cash bonus plan. The target bonus award is fifty-five percent (55%) of base salary for each of Messrs. Colton, Holiday, Laverty, McCracken and Yang.

Long-term Incentive. Opportunity to participate in the Company’s applicable long-term incentive plan.

Other benefits. Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, and employee stock purchase plan, permanent disability benefits (lump sum payment equal to six month’s salary, portion of target annual cash bonus, accelerated vesting of a portion of unvested long-term incentive awards and COBRA premiums), death benefits (the immediate vesting of all outstanding unvested service-based full value long-term incentive awards (e.g., restricted stock units and phantom stock units)), and, to the extent the Company provides them to other officers generally, financial, tax and estate planning and related services, annual physicals and golf expense reimbursements.

Post-Termination Payments. Upon a termination by the Company without substantial cause or by the officer for good reason, the officer is entitled to post-termination payments as follows: (i) a cash payment equal to the officer’s target bonus for the year of termination prorated based upon the number of days employed for such year, (ii) the immediate vesting of unvested long-term incentive compensation awards (as described below), (iii) special severance payments (as described below), provided the officer executes a general release of claims in favor of the Company, continues to uphold his confidentiality obligations to the Company and does not disparage the Company or its officers, employees, vendors, customers, products or activities, (iv) incentive payments (as described below), provided the officer chooses not to engage in any business or venture that competes with the Company or its affiliates, (v) payment of COBRA and/or CalCOBRA premiums for the severance period, if allowed by law, (vi) the continuation for the severance period of financial, tax and estate planning services and (vii) outplacement services for up to one year. For each of Messrs. McCracken and Holiday, all unvested long-term incentive compensation awards held as of the date of termination would immediately vest in full, except that any potential payment related to the accelerated vesting of performance cash units will not be made until completion of the relevant performance period and then only if the performance criteria is deemed satisfied. For each of Messrs. Colton, Laverty and Yang, unvested long-term incentive compensation awards held as of the date of termination would immediately vest to the extent they would have vested had he remained employed by the Company pursuant to the Officer Agreement for 12 months from the date of termination, except that any potential payment related to the accelerated vesting of performance cash units will not be made until completion of the relevant performance period and then only if the performance criteria is deemed satisfied. For each of Messrs. McCracken and Holiday, the special severance payments and incentive payments would each equal 0.75 times the sum of his base salary and annual target bonus, payable over an 18-month period. For each of Messrs. Colton, Laverty and Yang, the special severance payments and incentive payments would each equal 0.50 times the sum of his base salary and annual target bonus, payable over a 12-month period.

Change in Control Rights. Upon a Termination Event (as such term is defined in the applicable Officer Agreement), within one year following a Change in Control (as such term is defined in the applicable Officer Agreement), the Officer Agreements generally provide for the same benefits as in the case of a termination by the Company without substantial cause (as described above), except that the amounts of the special severance and incentive payments are greater. For each of Messrs. McCracken and Holiday, each of the special severance and the incentive payments would each equal 1.495 times the sum of his base salary and annual target bonus, payable over a 36-month period. For each of Messrs. Colton, Laverty and Yang, the special severance and the incentive payments would each equal 1.0 times the sum of his base salary and annual target bonus, payable over a 24-month period. In addition, the Officer Agreements provide for a reduction in payments to the extent such payments would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The long-term incentive compensation award agreements between the Company and each of Messrs. Colton, Holiday, Laverty, McCracken, and Yang generally provide for vesting of the awards in full immediately prior to a change in control, subject to the board of directors or its compensation committee taking action to provide otherwise.

Forfeiture. If the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of the intentional misconduct or gross negligence of the officer, the officer is required to forfeit and reimburse the Company for all of the following: (i) any bonus or incentive compensation paid based upon such erroneously stated financial information, (ii) any bonus or incentive compensation or equity compensation received by officer during the twelve month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same twelve month period, (iv) if officer is terminated or has been terminated, the right to receive Special Severance and Incentive Payments, and (v) if officer is terminated or has been terminated, any unvested and/or unexercised long-term incentive compensation awards.

The descriptions of the terms of the Officer Agreements are qualified in their entirety by reference to the applicable Officer Agreements, which are attached hereto as Exhibits 10.51 – 10.55 and hereby incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.51	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Jeffrey M. Colton. +

10.52	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Bradley J. Holiday. +

10.53	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and David A Laverty. +

10.54	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Steven C. McCracken. +

10.55	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Thomas T. Yang. +

+	Filed with this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: May 4, 2011	By:	/s/ Brian P. Lynch
Name: Brian P. Lynch Title: Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.51	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Jeffrey M. Colton. +

10.52	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Bradley J. Holiday. +

10.53	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and David A Laverty. +

10.54	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Steven C. McCracken. +

10.55	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2011, by and between Callaway Golf Company and Thomas T. Yang. +

+	Filed with this Report.

5